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                                                                   Exhibit 10.34
                              CONSULTING AGREEMENT
                              --------------------


         This Consulting Agreement (this "Agreement") is made and entered into as of September 21, 1998, by and between Bank Plus Corporation ("Bank Plus") and Fidelity Federal Bank, A Federal Savings Bank ("Fidelity") (Bank Plus and Fidelity together referred to as the "Company"), on the one hand, and Richard M. Greenwood ("Consultant"), on the other hand, with reference to the following facts:

                                    RECITALS
                                    --------

         A. Consultant has previously served as an officer and a director of Bank Plus and Fidelity;

         B. Consultant, Fidelity and Bank Plus have entered into the letter agreement dated September 19, 1998 (the "Severance Agreement"), the terms and conditions of which are incorporated in this Agreement by reference;

         C. Pursuant to the Severance Agreement, the Company has agreed to retain Consultant to provide consulting services on the terms and subject to the conditions set forth in this Agreement and in the Severance Agreement.



                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the above stated premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. RETENTION OF CONSULTANT. The Company hereby retains Consultant to provide advice and consulting services to the Company and its affiliates in accordance with the Severance Agreement (the "Services"). The Services will include consultation and advice regarding, among other things, (i) employment and human resources matters, (ii) litigation and dispute resolution matters relating to the Company's and its affiliates' relationships with affinity partners, strategic partners, customers and vendors, and (iii) such other matters within Consultant's expertise as may be reasonably requested from time to time by the Company. To the extent that any term in this Agreement shall be deemed or interpreted to be inconsistent with the terms and conditions of the Severance Agreement, the Severance Agreement shall govern and shall supercede such inconsistent term in this Agreement.

         2. TERM. The term of this Agreement shall commence as of the date hereof and shall continue for a period of twenty-four (24) months or until a change in control as defined in Section 4.3 below.




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         3. DUTIES OF CONSULTANT. Consultant agrees to provide the Services to the Company when and as reasonably required by the Company from time to time during the term hereof, up to a maximum of ten (10) hours per month. In providing the Services, Consultant will report only to the following officers of the Company: the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Director of the Risk Evaluation Group and the Director of Human Resources. Any such services shall be performed only in California, Oregon, Minnesota, Massachusetts, New York and Delaware unless Consultant agrees to perform Services elsewhere. Reasonable notice shall be provided to Consultant with respect to the Services to be rendered by him, and all such Services shall relate to the matters described in Section 1 or matters reasonably related thereto. The requirement to provide Services of up to 10 hours per month shall be a monthly requirement and shall not be cumulative. For example, if no Services are required from Consultant during the first month of this Agreement, the time required during the second month shall be 10 hours and not 20 hours. In no event shall Consultant's failure to provide requested Services be deemed to be a breach of this Agreement if Consultant believes in good faith that performing such requested Services would violate a law or regulation to which Consultant or the Company is subject.

         4. COMPENSATION.

                  4.1. CONSULTING FEE. In consideration of Consultant's agreement to provide the Services, the Company shall pay to Consultant a consulting fee in the amount of $16,154.00 every two weeks. So long as Consultant is prepared to provide Services under this Agreement and responds to reasonable requests to do so, the Company shall pay the consulting fee specified in the preceding sentence. Consultant shall not be obligated to transmit invoices to the Company hereunder, but such fees shall be paid automatically every two weeks.

                  4.2. COMPUTER AND OTHER EQUIPMENT. In order to facilitate the provision by Consultant of the Services, Consultant may retain and use, at no cost to Consultant, a desktop computer and a computer printer/facsimile machine to be provided by the Company. Upon the termination of this Agreement, Consultant shall be entitled to purchase such equipment from the Company for a purchase price equal to the fully depreciated book value of such equipment.

                  4.3. CHANGE IN CONTROL. Upon the occurrence of change in control (as defined below), the Company shall pay to Consultant, within thirty
(30) days following such change in control, as a lump sum payment, an amount equal to the aggregate of all consulting fees that would have been payable under this Section 4 through the remaining term of this Agreement. Upon payment of such amount, the Company shall have no further obligations under this Agreement. For purposes of this Agreement, a "change in control" shall be deemed to occur if (a) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding Bank Plus, Fidelity or any of Bank Plus' other subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of Bank Plus, Fidelity or any of Bank Plus' other subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of Bank Plus in substantially the same proportion as their ownership of Bank Plus, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bank Plus representing 25% or more of the combined voting power of Bank Plus' then outstanding securities ("Voting


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Securities"); or (b) during any period of not more than two years, individuals who constitute the Board of Directors of Bank Plus (the "Board") as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with Bank Plus to effect a transaction described in clause (a) or (b) of this sentence) whose election by the Board or nomination for election by Bank Plus' shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (c) the shareholders of Bank Plus approve a merger or consolidation of Bank Plus with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Bank Plus outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of Bank Plus or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Bank Plus approve a plan of complete liquidation of Bank Plus or any agreement for the sale or disposition by Bank Plus or all or substantially all of Bank Plus' assets; or (d) a sale or sales or other disposition or dispositions by Bank Plus which results in Bank Plus ceasing to beneficially "own" (within the meaning of Rule 13d-3 under the Exchange Act, directly or indirectly, more than 50% of the Voting Securities of Fidelity; or
(e) a sale or sales of all or substantially all of the assets of Fidelity, in a single transaction or series of transactions, other than to a direct or indirect subsidiary of Bank Plus; or (f) a merger or other combination involving Fidelity as a result of which Bank Plus ceases to beneficially own, directly or indirectly, more than 50% of the Voting Securities of Fidelity or the successor to Fidelity.

                  4.4. REIMBURSEMENT OF EXPENSES. During the term of this Agreement, the Company shall pay or reimburse Consultant for all reasonable travel, telephone and other expenses paid or incurred by Consultant in connection with the performance of the Services upon presentation of appropriate documentation of such expenses. In addition, if significant expenses are anticipated for travel, including airfare and hotel charges, Consultant may obtain an advance from the Company upon any reasonable request made by Consultant.

         5. TERMINATION OF AGREEMENT. Upon termination of this Agreement, Consultant will surrender to the Company all documents, records, and work developed for the Company during the term of this Agreement, and Consultant will return to the Company any proprietary or confidential information received from the Company during the term of this Agreement.

         6. PROPRIETARY AND CONFIDENTIAL INFORMATION. Consultant agrees that any proprietary or confidential information communicated or delivered to Consultant by the Company or relating to any business affairs of the Company or any of the Company's customers shall be held in confidence and will not be misappropriated or disclosed by Consultant except as required by law and regulations of such state, federal or other governmental regulatory authorities, agencies or commissions as have jurisdiction over the affairs and businesses of the Company. Further, Consultant recognizes that since the Company may suffer irreparable damage from any wrongful misappropriation or disclosure of such proprietary or confidential information, money damages may be inadequate and the Company shall be entitled to injunctive relief against such wrongful misappropriation or disclosure. Such injunctive relief shall be in addition to, and in no way a limitation of, any and all other remedies the Company may have in law or in equity for the enforcement of this Agreement.

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         7. INDEPENDENT CONTRACTOR. It is understood and agreed by the parties hereto that Consultant is an independent contractor and that neither party is, nor shall be considered to be, an agent, distributor or representative of the other. Neither party shall act or represent itself, directly or by implication, as an agent of the other or in any manner assume or create any obligation on behalf of, or in the name of, the other. This Agreement is not intended, and shall not be construed, to create the relationship of agent, servant, employee, partnership, joint venture or association as between Consultant and the Company. Consultant further understands that Consultant will not receive Workers' Compensation benefits for any injuries arising from or in connection with the furnishing of the Services hereunder. As Consultant is an independent contractor, the Company is not responsible to withhold, and is not withholding, any taxes from compensation paid to Consultant. Consultant hereby waives any claims against the Company for personal injuries of any type and nature, the alleged creation of an employee/employee relationship, state and federal payroll withholding, FICA, SDI or any other employee benefit claims in connection with the provision of the Services.

         8. MISCELLANEOUS.

                  8.1. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, delivered by telecopier, or mailed by certified or registered mail to the party charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder five (5) days after deposit of such notice or communication in an official post office as certified or registered mail with postage prepaid and duly addressed to the party to whom such notice or communication is to be given, in the case of (a) the Company, at: P.O. Box 1631, Glendale, CA 91209, Attention: Chief Executive Officer, with a copy to the General Counsel, or in the case of (b) Consultant, at: Richard M. Greenwood, 24216 Park Granada, Calabasas, CA 91302.

                  8.2. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; AMENDMENT. This Agreement constitutes the entire Agreement between the parties respecting the subject matter of this Agreement and supersedes all prior understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement. There are no third party beneficiaries to this Agreement, and this Agreement may be amended at any time only by a writing, referring to this Agreement, executed by Consultant and the Company.

                  8.3. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of California applicable to contracts entirely performed and made in California.

                  8.4. ASSIGNMENT. Neither party shall assign or transfer this Agreement, or any rights or obligations arising hereunder, without the prior written consent of the other. A change of control of either party hereto constitutes an assignment requiring the consent of the other party.

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                  8.5. SEVERABILITY. If any term, covenant, condition or
provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  8.6. BINDING EFFECT. Subject to Subsection 8.4 hereof, the terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the respective parties hereto.

                  8.7. CAPTIONS AND COUNTERPARTS. The captions of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

                  8.8. ATTORNEYS' FEES. In the event of any disputes as to the rights and obligations of the parties hereto, or the enforcement thereof, the prevailing party shall be entitled to receive its reasonable attorneys' fees, in addition to any other remedy to which it may be entitled.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



BANK PLUS CORPORATION                          RICHARD M. GREENWOOD


By:  /S/ MARK MASON                            /S/ RICHARD M. GREENWOOD
   -----------------------------               -----------------------------
Name:  Mark Mason
Title:  Chief Executive Officer


FIDELITY FEDERAL BANK,
A Federal Savings Bank


By:  /S/ MARK MASON
   -----------------------------
Name:  Mark Mason
Title:  Chief Executive Officer


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